                                                                                                      MORGAN
                                                           & COMPANY
                                                            CHARTERED ACCOUNTANTS

October 28, 2003

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs:

We were previously the principal accountants for eRXSYS, Inc. and did report on the consolidated financial statements of eRXSYS, Inc.
for the fiscal years ended November 30, 2002 and 2001, and reviewed the Company’s financial statements though the interim period ended August 31, 2003.  On October 28, 2003, we resigned as their principal accountants.

We have read the statements made by eRXSYS, Inc. included under Item 4 of its Form 8-K Current Report dated October 28, 2003 and we agree with such statements.

Yours truly,

"Jim Philip"

Jim Philip, C.A.
for    MORGAN & COMPANY

JLP/nm

Tel:  (604) 687-5841                                                                                                                                        P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075                                                                                                                                       Suite 1488 - 700 West Georgia Street
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